GENTOR RESOURCES, INC. AND SUBSIDIARIES

TRANSACTION DESCRIPTION FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 8, 2010, Gentor Resources, Inc. (“Gentor”), completed the previously announced purchase of all of the common stock of APM Mining Limited (“APM”) (the “Transaction”).  Gentor acquired all of the issued and outstanding shares of APM in exchange for 10,362,000 of its own common shares.

APM is a mineral exploration company which has secured the earn-in rights to specific exploration ground holdings in the Sultanate of Oman (“Oman”), comprising of sites identified as having significant potential for copper mineralization.

The following unaudited pro forma condensed consolidated financial statements and explanatory notes present the financial statements of Gentor assuming the Transaction occurred as of January 1, 2009 with respect to the statement of operation for the year ended December 31, 2009.  No balance sheet is being provided as part of the Pro Forma Condensed Financial Statements as the actual financial information has been incorporated into the latest condensed consolidated balance sheets of Gentor filed as part of the Form 10-Q of Gentor for the period ending March 31, 2010.

GENTOR RESOURCES, INC.
(An Exploration Stage Corporation)

Consolidated Pro Forma Statement of Operation

For the year ended December 31, 2009

(Stated in US Dollars)

	Gentor Resources Historical	APM Mining Limited	Pro Forma Adjustments	Pro Forma
Expenses

Field camps expenses	722		-	722
Surveying	1,035		-	1,035
Geochemistry	661		-	661
Geology	6,400		-	6,400
Drilling	900		-	900
Mineral Properties	100,000		-	100,000
Professional fees	174,647		-	174,647
General and administrative expenses	135,517		-	135,517
Depreciation	109,505		-	109,505
	(529,387)		-	(529,387)

Rental Income	6,720		-	6,720
Gain on sale of asset	7,720		-	7,720
Provision for loss on deposit	(50,000)		-	(50,000)
	(564,947)			(564,947)

Basic and diluted loss per common shares	$(0.03)			$(0.02)

Weighted average number of common shares	22,500,000		13,063,000	35,563,000

GENTOR RESOURCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

1.

Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present the financial statements of Gentor Resources, Inc. and subsidiaries (the “Company”) assuming the Transactions, as described in the Description of Transaction preceding these pro forma financial statements, occurred as of January 1, 2009 with respect to the statement of operation for the year ended December 31, 2009.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations of the Company would have been had the Transactions occurred on the dates noted above, or to project the financial position or results of operations of the Company for any future periods.  The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable.  The pro forma adjustments are directly attributable to the Transactions and are expected to have a continuing impact on the results of operations of the Company.  In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial statements have been made.

The following are descriptions of the columns included in the accompanying unaudited pro forma condensed consolidated financial statements:

Historical – Represents the historical condensed consolidated statement of operation of the Company for the year ended December 31, 2009.

Pro Forma Adjustments – Represents the adjustments to the historical condensed consolidated financial statements required to derive the pro forma financial position of the Company for the year ended December 31, 2009, assuming the Transactions occurred as of January 1, 2009.

2.

Pro Forma Adjustments

The number of weighted average shares reflects the amount exchanged upon acquisition.  In addition to the 10,362,000 shares exchanged as part of the Transaction, there were additional shares issued in exchange for services of the Transaction.

The following table provides a summary of the unaudited pro forma common stock.

Balance as at December 31, 2008	22,500,000
Acquisition of APM on January 1, 2009	10,362,000
Shares issued in exchange for services on the Transaction on January 1, 2009	2,701,000
Total	35,563,000

3.

Pro Forma Loss Per Share

The pro forma weighted average number of common shares of the Company outstanding after giving effect to the acquisition of APM is 35,563,000 for the year ended December 31, 2009.  This reflects the issuance of 13,063,000 common shares of the Company on the assumption that these shares were issued on January 1, 2009.